As filed with the Securities and Exchange Commission on May 30, 2024
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
GYRE THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
Delaware	56-2020050
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
Gyre Therapeutics, Inc.
12770 High Bluff Drive
Suite 150
San Diego, CA 92130
(858) 567-7770

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Han Ying, Ph.D.
Chief Executive Officer
12770 High Bluff Drive
Suite 150
San Diego, CA 92130
(858) 567-7770

(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Ryan A. Murr
Branden C. Berns
Gibson, Dunn & Crutcher LLP
One Embarcadero Center, Suite 2600
San Francisco, CA 94111
(415) 393-8200
Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Emerging growth company ☐
Smaller reporting company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The Selling Stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED MAY 30, 2024
Prospectus

1,081,332 Shares

COMMON STOCK

Offered by the Selling Stockholder
This prospectus relates to the potential resale from time to time by the Selling Stockholder (as defined below) of up to 1,081,332 shares of common stock, par value $0.001 per share (the “Common Stock”), of Gyre Therapeutics, Inc., a Delaware corporation (the “Company”), consisting of (i) 540,666 shares of Common Stock issued upon the conversion of the Company’s Series X Convertible Preferred Stock, par value $0.001 per share (the “Convertible Preferred Stock”), effective January 23, 2024 and (ii) 540,666 shares of Common Stock issuable upon the conversion of Convertible Preferred Stock issuable pursuant to the exercise of a warrant issued to GNI USA, Inc., a Delaware corporation (“GNI USA”). The “Selling Stockholder” refers to GNI USA and its respective permitted transferees. The shares of Common Stock registered by this prospectus are referred to herein as the “Resale Shares.” The Resale Shares (adjusted for the 1 to 15 reverse stock split effected by the Company on October 30, 2023) consist of:
(i)
540,666 shares of Common Stock issued upon conversion of 811 shares of Convertible Preferred Stock effective January 23, 2024, previously issued to GNI USA pursuant to that certain Securities Purchase Agreement, dated October 27, 2023 (the “Securities Purchase Agreement”), by and between the Company and GNI USA; and

(ii)
540,666 shares of Common Stock issuable upon conversion of 811 shares of Convertible Preferred Stock issuable upon the exercise of warrants to purchase shares of Convertible Preferred stock held by GNI USA, previously issued pursuant to the Securities Purchase Agreement (the “Warrants”).

We are not offering or selling any shares of Common Stock under this prospectus, and we will not receive any proceeds from the sale of the Resale Shares by the Selling Stockholder pursuant to this prospectus. However, upon any cash exercise of the Warrants by the Selling Stockholder, we will receive cash proceeds per share equal to the exercise price of the Warrants. If the Warrants are exercised in a cashless exercise, we will not receive any proceeds from the exercise of the Warrants. Our registration of the securities covered by this prospectus does not mean that the Selling Stockholder will offer or sell any of the Resale Shares. The Selling Stockholder may sell the Resale Shares covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholder may sell the Resale Shares in the section entitled “Plan of Distribution.”
If any underwriters, dealers or agents are involved in the sale of any of the Resale Shares, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in an applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information.
Our Common Stock is currently listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “GYRE.” On May 28, 2024, the last reported sale price of our Common Stock as reported on Nasdaq was $10.15 per share.
Investing in our Common Stock involves risk. See “Risk Factors” beginning on page 8 of this prospectus and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.
The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is      , 2024.

ABOUT THIS PROSPECTUS
This prospectus is part of the registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the Selling Stockholder may, from time to time, sell the shares of our Common Stock through any means described in the section entitled “Plan of Distribution.” More specific terms of any securities that the Selling Stockholder offers and sells may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the Common Stock being offered and the terms of the offering.
A prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.
Neither we nor the Selling Stockholder have authorized anyone to provide you with any information other than the information contained or incorporated by reference in this prospectus or any free writing prospectus prepared by or on behalf of us in connection with this offering to which we have referred you. We and the Selling Stockholder take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. The information contained or incorporated by reference in this prospectus or any such free writing prospectus provided in connection with this offering is accurate only as of the date thereof, regardless of the time of delivery of such document or of any sale of our Common Stock. Our business, financial condition and results of operations may have changed since those dates. It is important for you to read and consider all the information contained in this prospectus, including the documents incorporated by reference herein or any free writing prospectus prepared by or on behalf of us in connection with this offering, in making your investment decision.
The Selling Stockholder is not offering to sell, or seeking offers to buy, shares of our Common Stock in any jurisdictions where offers and sales are not permitted. The distribution of this prospectus and the offering of the Resale Shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Resale Shares and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”
In this prospectus, unless otherwise indicated or the context otherwise requires, the terms “Company,” “we,” “us” and “our” refer to Gyre Therapeutics, Inc.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning our future results of operations and financial position, strategy and plans, and our expectations for future operations. Forward-looking statements include all statements that are not historical facts and, in some cases, can be identified by terms such as “anticipate,” “believe,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would” or the negative version of these words and similar expressions.
Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including those described in “Risk Factors” included elsewhere in this prospectus and in the documents that are incorporated by reference herein. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our beliefs and assumptions only as of the date of this prospectus, or, in the case of any document incorporated by reference herein in this prospectus, as of the date of such document. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. You should read this prospectus and the documents incorporated by reference herein completely and with the understanding that our actual future results may be materially different from what we expect.
These forward-looking statements include, but are not limited to, statements concerning the following:
•	the ability of our clinical trials to demonstrate safety and efficacy of our product candidates and other positive results;
•	our ability to develop a pipeline of product candidates to address unmet needs in the treatment of organ fibrosis and other inflammatory diseases;
•
the timing, progress and results of clinical trials for F351 (Hydronidone) from the Phase 2a trial, F573 from the Phase 2 clinical trial, ETUARY® (Pirfenidone) from the Phase 2/3 clinical trial, and other product candidates we may develop, including statements regarding the timing of initiation and completion of studies or trials and related preparatory work, the period during which the results of the studies or trials will become available and research and development programs;

•
the timing, scope and likelihood of regulatory filings and approvals, including timing of investigational new drugs and final U.S. Food and Drug Administration approval of F351 for the treatment of liver fibrosis associated with nonalcoholic associated steatohepatitis and chronic hepatitis B, ETUARY for the treatment of dermatomyositis-related interstitial lung disease and sclerosis-related interstitial lung disease, F528 for the treatment of chronic obstructive pulmonary disease, F230 for the treatment of pulmonary arterial hypertension, and any other future product candidates;

•	the timing, scope or likelihood of foreign regulatory filings and approvals;
•
our expectations regarding the future pursuit of product development efforts, including whether we will pursue such efforts, estimates regarding the expenses, future revenue, timing of any future revenue, capital requirements and need for additional financing related to such efforts, the timing of and our ability to pursue such efforts and our plans to develop and, if approved, subsequently commercialize any product candidates resulting from such efforts;

•	our expectations regarding our ability to fund our operating expenses and capital expenditure requirements with our cash and investments;
•	our ability to develop and advance current product candidates and programs into, and successfully complete, clinical studies;
•	our manufacturing, commercialization and marketing capabilities and strategy;
•	plans relating to commercializing our product candidates, if approved, including the geographic areas of focus and sales strategy;

•	the need to hire additional personnel and our ability to attract and retain such personnel;
•	the size of the market opportunity for our product candidates, including estimates of the number of patients who suffer from the diseases we are targeting;
•	expectations regarding the approval and use of our product candidates in combination with other drugs;
•	expectations regarding the potential for accelerated approval or other expedited regulatory designation;
•	our competitive position and the success of competing therapies that are or may become available;
•	estimates of the number of patients that we will enroll in our clinical trials;
•	the beneficial characteristics and the potential safety, efficacy and therapeutic effects of our product candidates;
•	our ability to obtain and maintain regulatory approval of our product candidates and our expectations regarding particular lines of therapy;
•	plans relating to the further development of our product candidates, including additional indications we may pursue;
•	existing regulations and regulatory developments in the People’s Republic of China, the United States, Europe, and other jurisdictions;
•
our intellectual property position, including the scope of protection we are able to establish and maintain for intellectual property rights covering ETUARY, F351, F573, F528, and F230, and other product candidates we may develop, including the extensions of existing patent terms where available, the validity of intellectual property rights held by third parties and our ability not to infringe, misappropriate or otherwise violate any third-party intellectual property rights;

•	our continued reliance on third parties to conduct additional clinical trials of our product candidates and for the manufacture of our product candidates for clinical trials;
•	our relationships with patient advocacy groups, key opinion leaders, regulators, the research community and payors;
•
our ability to obtain and negotiate favorable terms of, any collaboration, licensing or other arrangements that may be necessary or desirable to develop, manufacture or commercialize our product candidates;

•	the pricing and reimbursement of ETUARY, F351, F573, F528, and F230, and other product candidates we may develop, if approved;
•	the rate and degree of market acceptance and clinical utility of F351, and other product candidates the Company may develop;
•	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;
•	our financial performance;
•	the period over which we estimate our existing cash will be sufficient to fund our planned operating expenses and capital expenditure requirements;
•	expectations about the continued listing of our Common Stock on Nasdaq;
•	the impact of laws and regulations; and
•	expectations regarding the period during which we will qualify as a smaller reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC this registration statement under the Securities Act of 1933, as amended (the “Securities Act”) covering the Common Stock to be offered and sold by this prospectus and any applicable prospectus supplement. This prospectus does not contain all of the information included in the registration statement, some of which is contained in exhibits to the registration statement. In addition, we are subject to the information and periodic and current reporting requirements of the Exchange Act, and in accordance therewith, we file periodic and current reports, proxy statements and other information with the SEC.
You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements on Schedule 14A and amendments or supplements to those reports and statements, filed with the SEC, free of charge at our website at www.gyretx.com or by means of the SEC’s website at www.sec.gov. The information found on, or that can be accessed from or that is hyperlinked to, our website or the SEC’s website is not part of this prospectus and you should not rely on that information when making a decision to invest in our Common Stock.
Any statement made in this prospectus and any prospectus supplement, periodic and current reports, proxy statements and other information filed or furnished with the SEC concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed any contract, document, agreement or other document as an exhibit to such filing or furnishing, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.
Upon written or oral request, we will provide without charge to each person to whom a copy of the prospectus is delivered a copy of the documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein). You may request a copy of these filings, at no cost, by writing or calling us at the contact information set forth below. We have authorized no one to provide you with any information that differs from that contained in this prospectus. Accordingly, we take no responsibility for any other information that others may give you. You should not assume that the information in this prospectus is accurate as of any date other than the date of the front cover of this prospectus.
Gyre Therapeutics, Inc.
Investor Relations
12770 High Bluff Drive, Suite 150
San Diego, CA 92130
(858) 567-7770

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference herein is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below (except the information contained in such documents to the extent “furnished” and not “filed”) and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (except the information contained in such documents to the extent “furnished” and not “filed”):
•
our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 27, 2024 (including the portions of our Definitive Proxy Statement on Schedule 14A filed on April 29, 2024 incorporated by reference therein) and our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 30, 2023;

•
our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023, September 30, 2023 and March 31, 2024, filed with the SEC on May 15, 2023, August 14, 2023, October 26, 2023 and May 13, 2024, respectively;

•
Our Current Reports on Form 8-K and Form 8-K/A, as applicable, filed with the SEC on January 12, 2024, January 19, 2024, March 21, 2024 (excluding Items 7.01 and 9.01), March 26, 2024 and May 8, 2024 (excluding items 7.01 and 9.01); and

•
the description of our Common Stock attached as Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 27, 2024, including any amendment or report filed for the purpose of updating such description.

We will provide without charge upon written or oral request a copy of any or all of the documents that are incorporated by reference herein into this prospectus, other than exhibits which are specifically incorporated by reference herein into such documents. Requests should be directed to our Investor Relations department at Gyre Therapeutics, Inc., 12770 High Bluff Drive, Suite 150, San Diego, CA 92130. Our telephone number is (858) 567-7770.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein into this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus (or in any document incorporated by reference herein therein) or in any other subsequently filed document that is or is deemed to be incorporated by reference herein into this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

PROSPECTUS SUMMARY
You should read the following summary together with the entire prospectus and the documents incorporated by reference herein, including our consolidated financial statements and related notes as well as any free writing prospectus prepared by us or on our behalf. You should carefully consider, among other things, the matters discussed in the sections entitled “Risk Factors” included in or incorporated by reference in this prospectus.
Our Company
We are a financially-sustainable pharmaceutical company with a record of financial success that develops and commercializes small-molecule anti-inflammatory and anti-fibrotic drugs targeting organ diseases, focusing specifically on organ fibrosis. Fibrotic diseases represent a large patient population with significant unmet medical needs. Fibrosis involves a complex, multi-stage process with multiple pathways. While there are numerous potential targets for anti-fibrotic therapy, both established and emerging, addressing a single molecular pathway may not be sufficient to prevent, halt, or reverse fibrosis.
Our strategy is to use our experience in the successful development and commercialization of ETUARY® (Pirfenidone) to expand into new indications and develop similar drug candidates. Pirfenidone, the first anti-fibrotic drug approved for idiopathic pulmonary fibrosis (“IPF”) in Japan, the EU, the United States, and the People’s Republic of China (the “PRC”), is a small molecule drug that inhibits the synthesis of TGF-ß1, TNF-α, and other fibrosis and inflammation modulators. We have obtained approval for ETUARY (pirfenidone) in the PRC for IPF.
Beijing Continent Pharmaceuticals Co., Ltd., a company organized under the laws of the PRC (d/b/a Gyre Pharmaceuticals, Inc.) (“Gyre Pharmaceuticals”) successfully advanced Pirfenidone from research and development to commercialization in the PRC for the treatment of IPF. ETUARY’s annual sales have consistently grown each year, reaching $112.1 million in 2023. In addition to IPF, Pirfenidone is undergoing three additional Phase 3 studies for connective tissue disease associated with interstitial lung disease to broaden its indications and market: sclerosis-related interstitial lung disease, dermatomyositis-related interstitial lung disease and pneumoconiosis.
F351, our lead development candidate, is a structural derivative of ETUARY (Pirfenidone). It is a new oral chemical entity with an anti-fibrotic, TGF-ß1-targeting mechanism of action, for which we hold patents in major markets. Studies suggest that F351 and its major metabolites have minimal drug-drug interaction risks. Despite potential efficacy in IPF, we are prioritizing F351 for the treatment of liver fibrosis due to the large potential addressable market and significant unmet need.
Gyre Pharmaceuticals has completed a Phase 2 trial of F351 in the PRC for chronic hepatitis B (“CHB”)-associated liver fibrosis. The Phase 2 trial showed that F351 was well-tolerated without notable toxicity and patients treated showed statistically-significant improvement of liver fibrosis, with the best efficacy results achieved at 270 mg/day dosing. Based on these results, a confirmatory Phase 3 trial is ongoing in the PRC. The enrollment of 248 patients for the confirmatory Phase 3 trial has been completed, with last patient out expected in 2024 and clinical results expected by early 2025.
In the United States, we have completed a Phase 1 clinical trial of F351 in healthy volunteers. We are preparing an investigational new drug (an “IND”) application and expect to submit it in late 2024. Following results from the PRC Phase 3 trial in CHB-associated liver fibrosis and pending approval of our IND, we expect to initiate a Phase 2a trial to evaluate F351 for the treatment of nonalcoholic associated steatohepatitis-associated liver fibrosis in 2025.
Corporate Information
We were incorporated in Delaware in 1997 as a wholly-owned subsidiary of R.J. Reynolds Tobacco Company. In August 2000, we became an independent company when we issued and sold stock to venture capital investors. On August 20, 2015, pursuant to the merger agreement between Targacept, Inc. and Catalyst Biosciences, Inc. (“Private Catalyst”), we acquired Private Catalyst and on August 20, 2015, we changed our name from Targacept, Inc. to Catalyst Biosciences, Inc. On October 30, 2023, we consummated a business combination pursuant to which we acquired an indirect controlling interest in Gyre Pharmaceuticals (the “Closing”). At the Closing, we changed our name from Catalyst Biosciences, Inc. to Gyre Therapeutics, Inc. Our principal executive offices are located at 12770 High Bluff Drive, Suite 150, San Diego, CA 92130, and our telephone number is (858) 567-7770. Our website address is www.gyretx.com. We do not incorporate the information on, or accessible through, our website into this prospectus, and you should not consider any information on, or accessible through, our website as part of this prospectus.
THE OFFERING
Common Stock offered by the Selling Stockholder
1,081,332 shares of Common Stock.
Use of proceeds
We will not receive any proceeds from the sale of our Common Stock by the Selling Stockholder pursuant to this prospectus, except for the exercise price paid for the exercise of the Warrants. See “Use of Proceeds” and “Selling Stockholder.”
Plan of distribution
The Selling Stockholder may sell all or a portion of the Resale Shares owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. Registration of the Resale Shares covered by this prospectus does not mean, however, that such shares necessarily will be offered or sold. See “Plan of Distribution.”
Risk factors
Investing in our Common Stock involves a high degree of risk. See “Risk Factors” and other information included or incorporated into this prospectus for a discussion of the factors you should carefully consider before deciding to invest in our Common Stock.
Nasdaq Symbol
“GYRE”

RISK FACTORS
Investing in our Common Stock involves a high degree of risk. You should carefully consider the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, including under the heading “Risk Factors,” as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, and in other documents which are incorporated by reference into this prospectus in their entirety, together with all of the other information contained in this prospectus or any document incorporated by reference herein and any free writing prospectus that we may authorize for use in connection with this offering. The risks described in this prospectus or any document incorporated by reference herein are not the only risks facing us, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be adversely affected, which could cause the trading price of our Common Stock to decline, resulting in a loss of all or part of your investment.
For more information about our SEC filings, please see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

USE OF PROCEEDS
We are not selling any securities under this prospectus and we will not receive any proceeds from the sale of the Resale Shares covered hereby. The net proceeds from the sale of the Resale Shares offered by this prospectus will be received by the Selling Stockholder. However, upon any cash exercise of the Warrants by the Selling Stockholder, we will receive cash proceeds per share equal to the exercise price of the Warrants. The Warrants have a per-share exercise price equal to $4,915.00. If the Warrants are exercised in a cashless exercise, we will not receive any proceeds from the exercise of the Warrants.
Subject to limited exceptions, the Selling Stockholder will pay any underwriting discounts and commissions and expenses incurred by the Selling Stockholder for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholder in disposing of any of the Resale Shares. We will bear the costs, fees and expenses incurred in effecting the registration of the Resale Shares covered by this prospectus, including all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

SELLING STOCKHOLDER
This prospectus relates to the resale by the Selling Stockholder identified in the table below from time to time of 1,081,332 shares of Common Stock, consisting of (i) 540,666 shares of Common Stock issued upon the conversion of the Company’s Convertible Preferred Stock effective January 23, 2024 and (ii) 540,666 shares of Common Stock issuable upon the conversion of Convertible Preferred Stock issuable upon the exercise of a warrant issued to GNI USA (collectively, the “Shares”). The Selling Stockholder may from time to time offer and sell any or all of the Resale Shares set forth below pursuant to this prospectus and any accompanying prospectus supplement. We do not know how long the Selling Stockholder will hold the Warrants, whether the Selling Stockholder will exercise the Warrants, and upon such exercise, how long the Selling Stockholder will hold the Shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholder regarding the sale of any of the Shares. When we refer to the “Selling Stockholder” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Stockholder’s interest in the Resale Shares other than through a public sale.
Certain Information Concerning the Selling Stockholder
The table below presents information regarding the Selling Stockholder and the shares of our Common Stock that they may sell or otherwise dispose of from time to time under this prospectus.
In accordance with the Asset Purchase Agreement dated December 26, 2022, by and among the Company, GNI Group Ltd., a company incorporated under the laws of Japan with limited liability (“GNI Group”) and GNI Hong Kong Limited, a company incorporated under the laws of Hong Kong with limited liability (“GNI Hong Kong”) on December 26, 2022, our board of directors (the “Board”) appointed two persons affiliated with GNI USA, Ying Luo, Ph.D. and Thomas Eastling, to our Board. Dr. Luo serves as the Chairman of the Board and as a Class I director with a term expiring at our 2025 annual meeting of the stockholders and until such time as his successor is duly elected and qualified, or until his earlier death, resignation or removal. Mr. Eastling serves as a Class III director with a term expiring at our 2024 annual meeting of the stockholders and until such time as his successor is duly elected and qualified, or until his earlier death, resignation or removal. On October 30, 2023, Dr. Luo and Mr. Eastling were appointed to the Nominating and Corporate Governance Committee of the Board, and Dr. Luo was appointed the chair of the committee. GNI USA, through entities affiliated with GNI Group, is a wholly-owned subsidiary of GNI Group. Dr. Luo is a director, representative executive officer, president and chief executive officer and executive committee member of GNI Group. Mr. Eastling is an outside member of GNI Group and an advisor to the executive committee of GNI Group. In addition, in connection with the Closing, Ruoyu Chen was appointed as the Company’s Interim Chief Financial Officer and subsequently became the Company’s Chief Financial Officer. Ms. Chen has worked as the senior vice president of finance of GNI USA since 2021. Mr. Eastling and Ms. Chen are husband and wife. Except as disclosed herein, the Selling Stockholder does not have, and within the past three years has not had, any position, office or other material relationship with us.
For the Selling Stockholder listed on the table below, we have calculated the maximum estimated number of Resale Shares that could become saleable by such Selling Stockholder pursuant to this prospectus based on: (i) 540,666 shares of Common Stock issued upon conversion of 811 shares of Convertible Preferred Stock effective January 23, 2024, previously issued to GNI USA pursuant to the Securities Purchase Agreement; and (ii) 540,666 shares of Common Stock issuable upon conversion of 811 shares of Convertible Preferred Stock issuable upon the exercise of the Warrants. On an aggregate basis, the total number of the Resale Shares saleable pursuant to this prospectus is 1,081,332 shares.
For purposes of the table below, we have assumed that the Selling Stockholder will not acquire beneficial ownership of any additional securities during the offering. The following table is prepared based on information provided to us by the Selling Stockholder. In addition, we assume that the Selling Stockholder has not sold, transferred or otherwise disposed of, our Common Stock in transactions exempt from the registration requirements of the Securities Act. Any changed or new information given to us by the Selling Stockholder, including regarding the identity of, and the securities held by, each Selling Stockholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary.

We have determined beneficial ownership in accordance with the rules of the SEC. Beneficial ownership generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, to our knowledge, each Selling Stockholder identified in the table possesses sole voting and investment power over the Resale Shares shown as beneficially owned by the Selling Stockholder. The information is not necessarily indicative of beneficial ownership for any other purpose.
	Beneficial Ownership Prior to the Date of this Prospectus		Beneficial Ownership Assuming the Sale of All Shares registered pursuant to this Prospectus
Name	Number of Shares Beneficially Owned Following Conversion(1)	Percent of Outstanding Common Stock(2)	Number of Shares	Percent of Outstanding Common Stock
GNI USA(3)	73,313,885	85.2%	72,232,553	84.0%
(1)
One share of Convertible Preferred Stock converts into 10,000 shares of Common Stock, such underlying Common Stock then appropriately adjusted to reflect the reverse stock split effected on October 30, 2023. In January 2024, the Selling Stockholder converted 811 shares of Convertible Preferred Stock into 540,666 shares of Common Stock.

(2)
Based upon 86,030,782 shares of Common Stock outstanding as of May 1, 2024 assuming the exercise of the Warrants for 811 shares of Convertible Preferred Stock and subsequent conversion of the Convertible Preferred Stock into 540,666 shares of Common Stock.

(3)
GNI USA, through entities affiliated with GNI Group, is a wholly-owned subsidiary of GNI Group. By virtue of such relationship, GNI Group may be deemed to have voting and investment power with respect to the shares held by GNI USA. Ying Luo, Ph.D. is a director, representative executive officer, president and chief executive officer and executive committee member of GNI Group and may be deemed to share voting and dispositive power over the shares held of record by GNI USA. The business address for GNI USA is 12730 High Bluff Drive, Suite 250, San Diego, California 92130. The address for GNI Group and Ying Luo, Ph.D. is c/o GNI Group Ltd., Nihonbashi-Honcho YS Bldg. 3rd Floor 2-2-2 Nihonbashi-Honcho, Chuo-ku, 103-0023 Tokyo, Japan.

PLAN OF DISTRIBUTION
The Selling Stockholder may sell all or a portion of the Resale Shares covered by this prospectus from time to time. The Selling Stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made directly or through one or more underwriters, broker-dealers or agents. If the Resale Shares are sold through underwriters or broker-dealers, the Selling Stockholder will be responsible for underwriting discounts or commissions or agent’s commissions. The Resale Shares may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The Selling Stockholder may use any one or more of the following methods when selling the Resale Shares:
•	on the Nasdaq, in the over-the-counter market or on any other national securities exchange on which our securities are listed or traded;
•	in privately negotiated transactions;
•	in underwritten offerings;
•	in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	in a block trade in which the broker-dealer will attempt to sell the offered shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;
•	through the writing of options (including put or call options), whether the options are listed on an options exchange or otherwise;
•	through the distribution of the shares by any Selling Stockholder to its partners, members or stockholders;
•	in short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•	by pledge to secured debts and other obligations;
•	through delayed delivery arrangements;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	through delayed delivery arrangements;
•	to or through underwriters or agents;
•	“at the market” or through market makers or into an existing market for the securities;
•
through trading plans entered into by a Selling Stockholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of securities on the basis of parameters described in such trading plans; or

•	a combination of any such methods of sale.
The Selling Stockholder also may resell all or a portion of the Resale Shares in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.
Broker-dealers engaged by the Selling Stockholder may arrange for other broker-dealers to participate in sales. If the Selling Stockholder effects such transactions by selling the Resale Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholder or commissions from purchasers of the

Resale Shares for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.01.
The Selling Stockholder may transfer and donate the Resale Shares in other circumstances in which case the transferees, donees or pledgees will be the selling beneficial owners for purposes of this prospectus.
Any broker-dealer or agents participating in the distribution of the Resale Shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the Resale Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.
The Selling Stockholder may also sell our securities short and deliver the securities to close out their short positions or loan or pledge the securities to broker-dealers that in turn may sell the securities. The shares may be sold directly or through broker-dealers acting as principal or agent or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The Selling Stockholder may also enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers of other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with the Selling Stockholder. The Selling Stockholder may also enter into options or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
Each Selling Stockholder has informed the Company that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Resale Shares. Upon the Company being notified in writing by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the Resale Shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Stockholder and of the participating broker-dealer(s), (ii) the number of Resale Shares involved, (iii) the price at which the Resale Shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.
Under the securities laws of some U.S. states, shares of our Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some U.S. states shares of our Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
There can be no assurance that any Selling Stockholder will sell any or all of the Resale Shares registered pursuant to the shelf registration statement, of which this prospectus is a part.
Each Selling Stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Resale Shares by the Selling Stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the Resale Shares to engage in market-making activities with respect to the Resale Shares. All of the foregoing may affect the marketability of the Resale Shares and the ability of any person or entity to engage in market-making activities with respect to the Resale Shares.
The Selling Stockholder will pay all of the expenses incurred in connection with the registration of the Resale Shares, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws, all underwriting discounts and selling commissions, if any, and any legal or other expenses incurred by us or them in connection with the registration and offer and sale of the Resale Shares.

DIVIDEND POLICY
We have no present intention to pay cash dividends on our Common Stock for the foreseeable future. Any determination to pay dividends to holders of our Common Stock will be at the discretion of our Board and will depend on many factors, including our financial condition, results of operations, liquidity, earnings, projected capital and other cash requirements, legal requirements, restrictions in the agreements governing any indebtedness we may enter into, business prospects and other factors that our Board deems relevant.

LEGAL MATTERS
The validity of the issuance of the Resale Shares offered by this prospectus has been passed upon for us by Gibson, Dunn & Crutcher LLP, San Francisco, California. Certain legal matters in connection with the Resale Shares offered hereby will be passed on for any agents, dealers or underwriters by counsel that will be named in the applicable prospectus supplement.

EXPERTS
The audited consolidated financial statements of Gyre Therapeutics, Inc. for the years ended December 31, 2023 and December 31, 2022 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton Zhitong Certified Public Accountants LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
The consolidated balance sheets of Catalyst Biosciences, Inc. as of December 31, 2022 and 2021, and the related consolidated statements of operations, comprehensive loss, redeemable convertible preferred stock and stockholders' equity (deficit), and cash flows for each of the years then ended, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference, which report includes an explanatory paragraph about the existence of substantial doubt concerning the Company's ability to continue as a going concern. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

1,081,332 Shares

COMMON STOCK

Offered by the Selling Stockholder
PROSPECTUS
The date of this prospectus is     , 2024

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14.	Other Expenses of Issuance and Distributions.
The following table sets forth the expenses to be borne by Gyre Therapeutics, Inc. in connection with the offerings described in this Registration Statement.
Registration fee - SEC*	$1,781
Printing and engraving expenses	$10,000
Legal fees and expenses	$35,000
Accounting fees and expenses	$10,000
Total	$56,781
*	Excludes registration fee offset pursuant to Rule 457(p) of the Securities Act.
ITEM 15.	Indemnification of Directors and Officers.
The Company is a Delaware corporation. Section 145(a) of the Delaware General Corporation Law (the “DGCL”) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.
Further subsections of DGCL Section 145 provide that:
(1)
to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (i) and (ii) of Section 145 or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection therewith;

(2)
the indemnification and advancement of expenses provided for pursuant to Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise; and

(3)
the corporation shall have the power to purchase and maintain insurance of behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

As used in this Item 14, the term “proceeding” means any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Company, and whether civil, criminal, administrative, investigative or otherwise.
Section 145 of the DGCL makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors of the Company under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The Company’s Fourth Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) and Amended and Restated Bylaws provide, in effect, that, to the fullest extent and under the circumstances permitted by Section 145 of the DGCL, the Company will indemnify any and all of its officers and directors. The Company has entered into indemnification agreements with its officers and directors. The Company may, in its discretion, similarly indemnify its employees and agents. The Company’s Certificate of Incorporation also relieves the Company’s directors from monetary damages to the Company or its shareholders for breach of such director’s fiduciary duty as a director to the fullest extent permitted by the DGCL. Under Section 102(b)(7) of the DGCL, a corporation may relieve its directors from personal liability to such corporation or its shareholders for monetary damages for any breach of their fiduciary duty as directors except (i) for a breach of the duty of loyalty, (ii) for failure to act in good faith, (iii) for intentional misconduct or knowing violation of law, (iv) for willful or negligent violations of certain provisions in the DGCL imposing certain requirements with respect to stock repurchases, redemptions and dividends or (v) for any transactions from which the director derived an improper personal benefit.
The Company has purchased insurance policies that, within the limits and subject to the terms and conditions thereof, cover certain expenses and liabilities that may be incurred by directors and officers in connection with proceedings that may be brought against them as a result of an act or omission committed or suffered while acting as a director or officer of the Company.
The underwriting agreements that we may enter into may provide for the indemnification by the underwriters of us and our officers and directors for certain liabilities, including liabilities arising under the Securities Act, and afford certain rights of contribution with respect thereto.

ITEM 16.	Exhibits.
Exhibit No.	Description	Incorporated by reference herein
		Form	File No.	Filing Date
2.1(a)†#	Asset Purchase Agreement, dated December 26, 2022, by and among Catalyst Biosciences, Inc., GNI Group Ltd., and GNI Hong Kong Limited	8-K	000-51173	December 27, 2022
2.1(b)	Agreement and Amendment to Asset Purchase Agreement, dated as of March 29, 2023, by and among Catalyst Biosciences, Inc., GNI Group and GNI Hong Kong.	8-K	000-51173	March 30, 2023
2.2(a)#
Business Combination Agreement, dated December 26, 2022, by and among Catalyst Biosciences, Inc., GNI USA, Inc., GNI Group Ltd., GNI Hong Kong Limited, Shanghai Genomics, Inc., the individuals listed on Annex A thereto and Continent Pharmaceuticals Inc.
		8-K	000-51173	December 27, 2022
2.2(b)
Amendment to Business Combination Agreement, dated as of March 29, 2023, by and among Catalyst Biosciences, Inc., GNI USA, GNI Group, GNI Hong Kong, Shanghai Genomics, Inc., the Minority Holders and Continent Pharmaceuticals, Inc.
		8-K	000-51173	March 30, 2023
2.2(c)
Second Amendment to Business Combination Agreement, dated as of August 30, 2023, by and among Catalyst Biosciences, Inc., GNI USA, GNI Group, GNI Hong Kong, Shanghai Genomics, Inc. and Continent Pharmaceuticals Inc.
		8-K	000-51173	August 31, 2023
3.1	Fourth Amended and Restated Certificate of Incorporation of the Registrant	S-8	333-133881	May 8, 2006
3.2	Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation of the Registrant	8-K	000-51173	August 20, 2015
3.3	Second Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation of the Registrant	8-K	000-51173	February 10, 2017
3.4	Third Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation of the Registrant	8-K	000-51173	October 30, 2023
3.5	Amended and Restated Bylaws of the Registrant	8-K	000-51173	October 30, 2023
3.6(a)	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock, filed with the Delaware Secretary of State on April 10, 2017.	8-K	000-51173	April 13, 2017
3.6(b)	Certificate of Elimination of Series A Preferred Stock, filed with the Delaware Secretary of State on March 25, 2024.	10-K	000-51173	March 27, 2024
3.7(a)	Certificate of Designation of Preferences, Rights and Limitations of Series X Convertible Preferred Stock, filed with the Delaware Secretary of State on December 27, 2022.	8-K	000-51173	December 27, 2022
3.7(b)	Amendment to Certificate of Designation of Preferences, Rights and Limitations of Series X Convertible Preferred Stock, filed with the Delaware Secretary of State on October 30, 2023	8-K	000-51173	October 30, 2023
3.8(a)	Certificate of Designation of Preferences, Rights and Limitations of Series Y Preferred Stock, filed with the Delaware Secretary of State on June 20, 2023, with respect to the Series Y Preferred Stock	8-K	000-51173	June 20, 2023

Exhibit No.	Description	Incorporated by reference herein
		Form	File No.	Filing Date
3.8(b)	Certificate of Elimination of Series Y Preferred Stock, filed with the Delaware Secretary of State on August 31, 2023	8-K	000-51173	August 31, 2023
4.1	Warrant to Purchase Stock of Catalyst Biosciences, Inc., issued to Silicon Valley Bank on March 3, 2005	10-K	000-51173	March 9, 2016
4.2	Form of Warrant to Purchase Stock of Catalyst Biosciences, Inc., issued to purchasers of convertible promissory notes	10-K	000-51173	March 9, 2016
4.3	Form of Warrant to Purchase Series X Convertible Preferred Stock	8-K	000-51173	October 30, 2023
5.1*	Opinion and Consent of Gibson, Dunn & Crutcher LLP
10.1	Securities Purchase Agreement by and among the Company and GNI USA, dated October 27, 2023	8-K	000-51173	October 30, 2023
23.1*	Consent of Grant Thornton Zhitong Certified Public Accountants LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of EisnerAmper LLP
23.3*	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)
24.1*	Power of Attorney (contained in the signature page hereto)
99.1*	Unaudited pro forma condensed combined statement of operations of Catalyst Biosciences, Inc. for the year ended December 31, 2023.
107*	Filing Fee Table
*	Filed herewith.
†	The annexes, schedules, and certain exhibits to this Exhibit have been omitted pursuant to Item 601(a)(5).
#
Pursuant to Item 601(b)(10) of Regulation S-K, certain confidential portions of this exhibit were omitted by means of marking such portions with an asterisk because the identified confidential portions (i) the Company customarily and actually treats that information as private or confidential and (ii) the information was not material.

We maintain insurance policies that indemnify our directors and officers against various liabilities arising under the Securities Act and the Exchange Act, that might be incurred by any director or officer in his capacity as such.
ITEM 17.	Undertakings.
The undersigned registrant hereby undertakes:
(a)	(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)
That, for purposes of determining any liability under the Securities Act, (i) the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(l) or (4) or 497(h) under the Securities Act shall be deemed to be a part of the registration statement as of the time it was declared effective; and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9)
To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 30th day of May, 2024.
Gyre Therapeutics, Inc.

By:	/s/ Han Ying
Han Ying, Ph.D. Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Han Ying, Ph.D. and Ruoyu Chen, and each of them, as true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, and generally to do all such things in their names and behalf in their capacities as officers and directors to enable the Gyre Therapeutics, Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

/s/ Han Ying, Ph.D.	Chief Executive Officer, Director (Principal Executive Officer)	May 30, 2024
Han Ying, Ph.D.

/s/ Ruoyu Chen	Chief Financial Officer (Principal Financial and Accounting Officer)	May 30, 2024
Ruoyu Chen

/s/ Ying Luo, Ph.D.	Chairman of the Board of Directors	May 30, 2024
Ying Luo, Ph.D.

/s/ Songjiang Ma	Director	May 30, 2024
Songjiang Ma

/s/ Gordon G. Carmichael	Director	May 30, 2024
Gordon G. Carmichael

/s/ Thomas Eastling	Director	May 30, 2024
Thomas Eastling

/s/ Rodney L. Nussbaum	Director	May 30, 2024
Rodney L. Nussbaum

/s/ Renate Parry, Ph.D.	Director	May 30, 2024
Renate Parry, Ph.D.

/s/ Nassim Usman, Ph.D.	Director	May 30, 2024
Nassim Usman, Ph.D.